Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Avenue, Suite 100
Denver, Colorado 80237
(303) 796-0099


January 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World Am Communications, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2000 in World Am
Communications, Inc.'s Form 8-K12g-3, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Michael Johnson & Company, LLC
Michael Johnson & Company, LLC